Exhibit 99.1

Corporate Resources Services Receives Letters from NASDAQ

New York (August 29, 2014) — Corporate Resource Services, Inc. (NASDAQ: CRRS), (the “Company” or, “CRS”), a diversified technology, staffing, recruiting, and consulting services firm, today reported that it had received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) notifying it that because of its August 20, 2014, filing of Form 10-Q for the period ending April 4, 2014, the company was compliant with Listing Rule 5810(b) and Rule 5250(c)(1).

On August 27, CRS also received a letter from NASDAQ stating that it was non-compliant with Listing Rule 5250(b) because the company had not filed Form 10-Q for the period ending July 4, 2014. As previously stated and conforming to the extension granted the Company by NASDAQ for continued listing, the Company expects to file the Form 10-Q for the period ended July 4, 2014, on or before September 29, 2014. This filing will remedy the outstanding NASDAQ delinquencies.

Forward Looking Statements:

Certain information contained in this press release, particularly information regarding completion of this offering, constitutes forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

For more information, contact:

John McInerney

Makovsky

212.508.9628
jmcinerney@makovsky.com